UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2016

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181597	99-0370904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Share Repurchase Program and Direct Share Buyback

On May13, 2016, APT SYSTEMS, Inc.’s (“the Company”) Board of Directors authorized a share buyback program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate amount not to exceed 25,000,000 common shares. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or tender offers. The Share Repurchase Program has an expiration date of January 31, 2018 and does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Company’s Board of Directors at any time prior to expiration date.

The Company expects to fund the Direct Share Buyback from existing cash on hand or through appropriate loan redistributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Joseph Gagnon
Name:	Joseph Gagnon
Title:	Director and Corporate Secretary

Dated: May 18, 2016